UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2024

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-40935	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 8, 2024, the Helios Technologies, Inc. (the “Company”) Board of Directors (the “Board”) appointed Mr. Sean Bagan, Chief Financial Officer, to also serve as the Company’s Interim President and Chief Executive Officer. In addition, Mr. Philippe Lemaitre, has been appointed Executive Chairman in addition to his role as Chairman of the Board. These appointments follow the decision by the Board to place Mr. Josef Matosevic, the Company’s President, Chief Executive Officer and Director, on a paid leave effective July 1, 2024, immediately as a result of allegations of a potential violation of the Company’s Code of Business Conduct and Ethics. Mr. Matosevic’s leave is pending completion of an ongoing investigation being conducted by the Board with the assistance of outside legal counsel. The alleged conduct that prompted this review does not relate to, and does not impact, the Company’s strategy or financial reporting.

Sean Bagan, has served as Chief Financial Officer since August 2023. Mr. Bagan joined the Company after spending 23 years at Polaris Inc., a global leader in powersports and off-road innovation. With extensive financial management leadership experience, Mr. Bagan has more than 20 years of international business, strategic financial operations, and leadership experience. His responsibilities scaled with Polaris over the decades in operational finance, international sales, product segments, acquisitions and corporate finance and treasury. In addition to financial management positions, his roles included general management and operational oversight for U.S. and global businesses. He earned his B.A. double major in Accounting and Management from St. John’s University in Minnesota and began his career with Arthur Andersen, LLP. Mr. Bagan also holds a General Management Certificate from Cambridge University’s Judge Business School in England, along with a Certified Public Accountant (Inactive) Certificate from the state of Minnesota.

Philippe Lemaitre, has served as Chairman of the Helios Board since June 2013. He was former Chairman, President and Chief Executive Officer of Woodhead Industries, Inc., a publicly held automation and electrical products manufacturer. Prior to joining Woodhead in 1999, he served as Corporate Vice President and Chief Technology Officer of AMP, Inc. and had responsibility for AMP Computer and Telecom Business Group Worldwide. Prior to joining AMP, he served as Executive Vice President of TRW, Inc. and also General Manager of TRW Automotive Electronics Group Worldwide. He previously held various management and research engineering positions with TRW, Inc., International TechneGroup, Inc., General Electric Company and Engineering Systems International. Mr. Lemaitre also served as Chairman of the Board of Directors of Multi-Fineline Electronix, Inc. from March 2011 until the sale of the company in July 2016. With over 35 years of experience in the development of technology and with technology-driven businesses, his track record of successfully managing global business functions including sales, engineering, research and manufacturing operations, and his role as Chairman of another public company provide a wealth of experience in key areas of the Company’s business and governance. Mr. Lemaitre holds a Master of Civil Engineering degree from Ecole Spéciale des Travaux Publics, Paris, France, and a Master of Science degree from the University of California at Berkeley, California.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated July 8, 2024

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	July 8, 2024	By:	/s/ Sean Bagan
Sean Bagan Chief Financial Officer (Principal Financial and Accounting Officer)